Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SOUTHERN MISSOURI BANCORP, INC.

ARTICLE I

Home Office

The home office of Southern Missouri Bancorp, Inc. (herein the “Corporation”) shall be at 2991 Oak Grove Road, in the City of Poplar Bluff, in the State of Missouri.  The Corporation may also have offices at such other places within or without the State of Missouri as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1.  Place of Meetings.  All annual and special meetings of stockholders shall be held at the home office of the Corporation or at such other place within or without the State in which the home office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2.  Annual Meeting.  The annual meeting of the stockholders shall be held on the Fourth Monday in October of each year at the hour of 9:00 a.m., or at such other date and hour as shall be determined by the board of directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, subject to Section 15 of this Article II.  If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.

SECTION 3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman, the Chief Executive Officer, the President or by resolution adopted by a majority of the board of directors.

SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors.  The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

SECTION 5.  Notice of Meetings.  Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing the secretary’s duties, not less than ten days nor more than seventy days before the meeting to each stockholder of record entitled to vote at such meeting.  Written notice shall include, but not be limited to, notice by electronic transmission, which means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.  When any stockholders' meeting, either annual or special, is adjourned for thirty days, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.  Closing Transfer Books; Fixing of Record Date.  The board of directors shall have power to close the transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however that in lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares.  In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid.  If the board of directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting.

SECTION 7.  Voting Lists.  The officer or agent, having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours.  Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9.  Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact, or by any other means of voting by proxy permitted under the General and Business Corporation Law of Missouri (or any successor law), including, without limitation, via facsimile, electronic or telephonic transmission.  Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 10.  Voting.  At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by such stockholder.  In all matters, every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be valid as an act of the stockholders, unless a larger vote is required by the General and Business Corporation Law of Missouri (or any successor law), the Articles of Incorporation, or these Bylaws.

SECTION 11.  Voting of Shares in the Name of Two or More Persons.  When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13.  Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  The number of inspectors shall be either one or three.  If the board of directors appoints either one or three inspectors, that appointment shall not be altered at the meeting.  If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include:  determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14.  Nominating Committee.  The board of directors may appoint a nominating committee for selecting or recommending to the board of directors for its selection, the management nominees for election as directors.  Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee or the board of directors shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting.  Provided such committee or the board of directors makes such nominations, no nominations for directors except those made by the nominating committee or the board of directors shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with Section 15 of this Article II.

SECTION 15. Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.  (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 15(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 15(a).  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder's notice must be delivered or mailed to and received by the secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement of the date of the annual meeting was first made by the Corporation.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 15(a).  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 15(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 15(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 15(b).  Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered or mailed to and received by the secretary at the principal executive offices of the Corporation not less than 90 days or more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days' notice or public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Corporation, whichever shall first occur.  A stockholder's notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act), or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.   Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 15(b).  The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c) For purposes of subsections (a) and (b) of this Section 15, the term a public announcement shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be under the direction of its board of directors.  The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members.  The board of directors shall designate, when present, either the chairman of the board or the president to preside at its meetings.

SECTION 2.  Number, Term and Election.  The board of directors shall initially consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible.  The members of each class shall be elected for a term of three years and until their successors are elected or qualified.  The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation.  The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of fifteen.

SECTION 3.  Qualification.  Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation.

SECTION 4.  Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.  The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors.  The persons authorized to call special meetings of the board of directors may fix any place within or without the State of Missouri as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone, video conferencing or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person.

SECTION 6.  Notice.  Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by electronic communications equipment or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered electronically.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7.  Quorum.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

SECTION 8.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the General and Business Corporation Law of Missouri (or any successor law).

SECTION 9.  Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 10.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president.  Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

SECTION 11.  Vacancies.  Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation.  The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

SECTION 12.  Removal of Directors.  Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

SECTION 13.  Compensation.  Directors, as such, may receive a stated fee for their services.  By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.  Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 14.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action.

SECTION 15.  Advisory Directors.  The board of directors may by resolution appoint advisory directors to the board, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide.  Advisory director or directors emeriti shall not have the authority to participate by vote in the transaction of business.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.  Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board.  Any member of any such committee may resign at any time by giving notice to the Corporation provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1.  Positions.  The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The board of directors may also designate the chairman of the board as an officer.  The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer.   The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors, the President or the Chief Executive Officer may also elect or authorize the appointment of such other officers as the business of the Corporation may require.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3.  Removal.  Any officer may be removed by vote of a simple majority of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.  Contracts.  To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Shares of Capital Stock and Their Transfer

SECTION 1.  Certificates for Shares; Uncertificated Shares.  The shares of capital stock of the Corporation shall be represented by certificates or shall be uncertificated shares.  In the case of shares represented by a certificate, such certificate shall be signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.  Form of Share Certificates; Statement of Holdings Evidencing Ownership of Uncertificated Shares.  All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof:  that the Corporation is organized under the laws of the State of Missouri; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value.  Other matters in regard to the form of the certificates shall be determined by the board of directors.

Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.

SECTION 3.  Payment for Shares.  No shares shall be issued until such shares are fully paid.

SECTION 4.  Form of Payment for Shares.  The consideration for the issuance of shares shall be paid in accordance with applicable law.

SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  Such transfer shall be made only on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on presentation of proper transfer instructions by the holder of record of such shares or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7.  Lost Certificates.  The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of June of each year.  The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock.  Dividends may be paid in cash, in property or in the Corporation's own stock.

ARTICLE X

Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE XII

Books and Records

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE XIII

Amendments

In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).  In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

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Approved by the Board of Directors November 25, 2025